UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2007

EnPro Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	001-31225	01-0573945
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina		28209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-731-1500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2007, the Compensation and Human Resources Committee of the Board of Directors of EnPro Industries, Inc. (the "Company") established the financial metrics and targets for awards under the Company’s Senior Executive Annual Performance Plan and its Management Annual Performance Plan ("the Annual Plans") for fiscal year 2007 and under the Company’s Long-Term Incentive Plan ("LTIP") for the 2007-2009 performance cycle. These metrics are applicable to all of the Company’s corporate staff who participate in the Annual Plan and the LTIP, including the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers for 2006 (the "named executive officers").

For a cash bonus under the Annual Plans for fiscal 2007, the performance factors and weightings are as follows: Free Cash Flow Before Asbestos and Taxes, 30%; Net Income, 40%; and Sales Growth, 30%. The target bonuses for the named executive officers for 2007 are as follows: Mr. Schaub, $556,750; Mr. Dries, $206,400; Mr. Magee, $172,150; Mr. Smith, $144,100; and Mr. Childress, $118,500. Actual bonus payments under the Annual Plan can range from 0% to 200% of target.

Award opportunities under the LTIP for the three-year performance period 2007 – 2009 include both a cash incentive and a payment of performance shares. The performance factors and weightings for the cash portion are as follows: Return on Capital, 50%; Free Cash Flow Before Asbestos and Taxes, 30%; and Net Cash Flow for Asbestos, 20%. The values of the target cash awards are as follows: Mr. Schaub, $736,875; Mr. Dries, $258,000; Mr. Magee, $203,450; Mr. Smith, $163,750; and Mr. Childress, $71,100. The performance factors and weightings for the performance share awards are as follows: Return on Capital, 60%; and Free Cash Flow Before Asbestos and Taxes, 40%. The values of the performance share awards as of the grant date are as follows: Mr. Schaub, $736,875; Mr. Dries, $258,000; Mr. Magee, $203,450; Mr. Smith, $163,750; and Mr. Childress, $71,100. Cash payments under the LTIP can range from 0% to 200% of target, and performance share payouts can range from 0% to 150% of target.

The Board of Directors has amended and restated the Senior Executive Annual Performance Plan and the LTIP to include a broad range of "qualifying performance measures" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. These plans have been submitted for shareholder approval at the annual meeting on May 2, 2007. Any portion of these awards attributable to a performance measure not previously approved by the shareholders shall be subject to approval of the plans at the 2007 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnPro Industries, Inc.

March 22, 2007	By:	Richard L. Magee

Name: Richard L. Magee
Title: Senior Vice President, General Counsel and Secretary